UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 18, 2007	333-101960
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Yukon Gold Corporation, Inc. (the "Company") has appointed Mr. Ron Mann as the Company's President and Chief Executive Officer. The Board of Directors of the Company also appointed Mr. Mann to fill a vacancy on the Board of Directors, effective as of December 15, 2007.

Mr. Mann has over 25 years experience in the investment industry with an emphasis on mining and mining related companies in the last decade. In the late 1980's, Mr. Mann was Assistant General Manager Corporate Finance, Investment Bank, CIBC, as well as Vice President and Director with CIBC Securities Inc. In the last three years Mr. Mann held an executive position at a Toronto-based asset manager/Merchant Bank involved extensively in Mining. Mr. Mann is currently also a Director of Superior Canadian Resources Inc. (TSX-V: CAD) and has been a member of the Law Society of Upper Canada since 1977.

Mr. Mann will receive cash compensation of $150,000 annually and 500,000 options to acquire common shares of the company at the current fair market value.

Item 8.01

Other Events

The Company appointed Mr. Cletus Ryan to the position of Vice President Corporate Development on December 18, 2007.

Item 9.01

Exhibits
Exhibits

99.1	Press Release of Yukon Gold Corporation, Inc. dated December 20, 2007, entitled "Yukon Gold Corporation, Inc. Announces President and VP of Corporate Development".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: December 20, 2007	By:/s/ Lisa Rose
Name: Lisa Rose
Title: Secretary